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Jill Slattery	McLean, VA 22102
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Nigel Glennie
+1 703 883 5262

Hilton Reports Fourth Quarter and Full Year Results

MCLEAN, VA (February 11, 2020) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its fourth quarter and full year 2019 results. Highlights include:
•Diluted EPS was $0.61 for the fourth quarter and $3.04 for the full year, and diluted EPS, adjusted for special items, was $1.00 for the fourth quarter and $3.90 for the full year

•Net income was $176 million for the fourth quarter and $886 million for the full year

•Adjusted EBITDA was $586 million for the fourth quarter and $2,308 million for the full year

•System-wide comparable RevPAR decreased 1.0 percent and increased 0.8 percent on a currency neutral basis for the fourth quarter and full year, respectively, from the same periods in 2018

•Approved 33,700 new rooms for development during the fourth quarter, growing Hilton's development pipeline to 387,000 rooms as of December 31, 2019, representing 6 percent growth from December 31, 2018

•Opened 18,500 rooms in the fourth quarter, contributing to 58,300 net additional rooms for the full year, which represented approximately 6.6 percent net unit growth from December 31, 2018

•Repurchased 16.9 million shares of Hilton common stock during 2019, bringing total capital return, including dividends, to more than $1.7 billion for the full year

•Launched new lifestyle brand, Tempo by Hilton, in January 2020

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We delivered strong bottom-line results for the fourth quarter and full year. Adjusted EBITDA and diluted EPS, adjusted for special items, exceeded the high end of our guidance as a result of our resilient business model and strong net unit growth. We carry positive momentum into 2020 with expectations of continued strong net unit growth. We are also thrilled with the introduction of Tempo by Hilton, our new lifestyle brand that will provide another platform for growth in the future."

For the three months ended December 31, 2019, system-wide comparable RevPAR decreased 1.0 percent as a result of a decrease in ADR. For the year ended December 31, 2019, system-wide comparable RevPAR grew 0.8 percent primarily driven by an increase in occupancy. Management and franchise fee revenues increased 5 percent and 8 percent during the three months and year ended December 31, 2019, respectively, primarily as a result of the addition of new properties to Hilton's management and franchise segment and an increase in licensing and other fees. Additionally, management and franchise fees increased for the year ended December 31, 2019 as a result of an increase in RevPAR at comparable managed and franchised hotels.

For the three months ended December 31, 2019, diluted EPS was $0.61 and diluted EPS, adjusted for special items, was $1.00 compared to $0.75 and $0.94, respectively, for the three months ended December 31, 2018. Net income and Adjusted EBITDA were $176 million and $586 million, respectively, for the three months ended December 31, 2019, compared to $225 million and $544 million, respectively, for the three months ended December 31, 2018.

For the year ended December 31, 2019, diluted EPS was $3.04 and diluted EPS, adjusted for special items, was $3.90 compared to $2.50 and $3.42, respectively, for the year ended December 31, 2018. Net income and Adjusted EBITDA were $886 million and $2,308 million, respectively, for the year ended December 31, 2019, compared to $769 million and $2,101 million, respectively, for the year ended December 31, 2018. During the year ended December 31, 2019, the Company completed the sale of the Hilton Odawara Resort & Spa (the "Hilton Odawara") and subsequently entered into a 30-year management contract with the purchaser of the hotel. As a result of the sale, the Company recognized a pre-tax gain of $81 million.

Development

In the fourth quarter of 2019, Hilton opened 143 new hotels totaling 18,500 rooms and achieved net unit growth of nearly 17,000 rooms. During the quarter, Hilton added several notable properties to its system, including the Conrad Hangzhou Tonglu, China and the Zemi Beach House, LXR in Anguilla. During the full year 2019, Hilton opened nearly 470 new hotels totaling 65,100 rooms and achieved net unit growth of 58,300 rooms, which was a 6.6 percent increase from December 31, 2018. During the year, Hilton expanded to six new countries and territories and opened its 6,000th hotel.

As of December 31, 2019, Hilton's development pipeline totaled more than 2,570 hotels consisting of over 387,000 rooms throughout 116 countries and territories, including 35 countries and territories where Hilton does not currently have any open hotels. Additionally, of the rooms in the development pipeline, 215,000 rooms were located outside the U.S., and 193,000 rooms were under construction.

In January 2020, Hilton launched Tempo by Hilton, an approachable lifestyle hotel brand dedicated to exceeding the expectations of an emerging, and discerning, class of traveler: the modern achiever.

Balance Sheet and Liquidity

As of December 31, 2019, Hilton had $8.1 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.40 percent. Excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $7.8 billion of long-term debt outstanding with a weighted average interest rate of 4.36 percent.

Total cash and cash equivalents were $630 million as of December 31, 2019, including $92 million of restricted cash and cash equivalents. As of December 31, 2019, Hilton had $195 million outstanding under its $1.75 billion senior secured revolving credit facility and a borrowing capacity of $1.50 billion.

During the fourth quarter of 2019, Hilton repurchased 4.3 million shares of its common stock at a cost of approximately $443 million and an average price per share of $101.01. During 2019, Hilton repurchased 16.9 million shares of its common stock at a cost of approximately $1.5 billion and an average price per share of $91.47. Since the inception of Hilton's stock repurchase program in March 2017, Hilton has repurchased approximately 55.5 million shares of its common stock for approximately $4.3 billion at an average price per share of $77.91. The amount remaining under Hilton's current stock repurchase program is approximately $346 million.

In December 2019, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $42 million, bringing full year dividends to $172 million. In February 2020, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before March 31, 2020 to holders of record of its common stock as of the close of business on February 28, 2020.

Adoption of New Accounting Standard

On January 1, 2019, the Company adopted Accounting Standards Update ("ASU") No. 2016-02, Leases (Topic 842). As permitted, the Company has applied this ASU at the adoption date; therefore, the presentation of financial information for all periods prior to January 1, 2019 remains unchanged and in accordance with Leases (Topic 840). For additional information on the effect of this ASU, refer to Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is expected to be filed on or about the date of this press release.

Outlook

Hilton's outlook excludes any potential impact of the coronavirus; additional information will be provided on Hilton's conference call referenced below. Share-based metrics in Hilton's outlook include actual share repurchases to date, but do not include the effect of potential share repurchases hereafter.

Full Year 2020

•System-wide comparable RevPAR is expected to be flat to 1.0 percent growth on a currency neutral basis compared to 2019.
•Diluted EPS, before special items, is projected to be between $3.45 and $3.58.
•Diluted EPS, adjusted for special items, is projected to be between $4.08 and $4.21.
•Net income is projected to be between $979 million and $1,015 million.
•Adjusted EBITDA is projected to be between $2,420 million and $2,470 million.
•Management and franchise fee revenue is projected to increase between 5 percent and 7 percent compared to 2019.
•Contract acquisition costs and capital expenditures, excluding amounts indirectly reimbursed by hotel owners, are expected to be between $175 million and $200 million.
•Capital return is projected to be between $1.6 billion and $2.0 billion.
•General and administrative expenses are projected to be between $390 million and $410 million.
•Net unit growth is expected to be between 6.0 percent and 7.0 percent.

First Quarter 2020

•System-wide comparable RevPAR is expected to be roughly flat on a currency neutral basis compared to the first quarter of 2019.
•Diluted EPS, before special items, is projected to be between $0.67 and $0.73.
•Diluted EPS, adjusted for special items, is projected to be between $0.85 and $0.91.
•Net income is projected to be between $192 million and $207 million.
•Adjusted EBITDA is projected to be between $520 million and $540 million.
•Management and franchise fee revenue is projected to increase between 3 percent and 5 percent compared to the first quarter of 2019.

Conference Call

Hilton will host a conference call to discuss fourth quarter and full year 2019 results on February 11, 2020 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting/quarterly-results/2019.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 9208816. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 10138125.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S. and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, including in Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is expected to be filed on or about the date of this press release, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 18 world-class brands comprising more than 6,100 properties with more than 971,000 rooms, in 119 countries and territories. Dedicated to fulfilling its mission to be the world's most hospitable company, Hilton welcomed more than 3 billion guests in its 100-year history, earned a top spot on the 2019 World's Best Workplaces list and was named the 2019 Global Industry Leader on the Dow Jones Sustainability Indices. Through the award-winning guest loyalty program Hilton Honors, more than 103 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy, plus enjoy instant benefits, including digital check-in with room selection, Digital Key and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Franchise and licensing fees	$412	$388	$1,681	$1,530
Base and other management fees	83	80	332	321
Incentive management fees	63	64	230	235
Owned and leased hotels	362	385	1,422	1,484
Other revenues	26	26	101	98
	946	943	3,766	3,668
Other revenues from managed and franchised properties	1,423	1,345	5,686	5,238
Total revenues	2,369	2,288	9,452	8,906

Expenses
Owned and leased hotels	312	329	1,254	1,332
Depreciation and amortization	90	83	346	325
General and administrative	114	115	441	443
Other expenses	26	15	72	51
	542	542	2,113	2,151
Other expenses from managed and franchised properties	1,479	1,384	5,763	5,323
Total expenses	2,021	1,926	7,876	7,474

Gain on sale of assets, net	—	—	81	—

Operating income	348	362	1,657	1,432

Interest expense	(110)	(94)	(414)	(371)
Loss on foreign currency transactions	(6)	(4)	(2)	(11)
Other non-operating income, net	11	2	3	28

Income before income taxes	243	266	1,244	1,078

Income tax expense	(67)	(41)	(358)	(309)

Net income	176	225	886	769
Net income attributable to noncontrolling interests	(1)	(1)	(5)	(5)
Net income attributable to Hilton stockholders	$175	$224	$881	$764

Weighted average shares outstanding:
Basic	281	296	287	302
Diluted	284	298	290	305

Earnings per share:
Basic	$0.62	$0.76	$3.07	$2.53
Diluted	$0.61	$0.75	$3.04	$2.50

Cash dividends declared per share	$0.15	$0.15	$0.60	$0.60

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
U.S.	71.9%	(0.1)%	pts.	$144.72	(0.7)%	$104.07	(0.8)%
Americas (excluding U.S.)	67.0	(0.9)		116.48	(2.0)	78.01	(3.2)
Europe	76.3	1.3		137.34	(0.3)	104.82	1.4
Middle East & Africa	75.7	1.1		140.51	(5.7)	106.41	(4.3)
Asia Pacific	72.8	—		122.87	(3.9)	89.51	(3.8)
System-wide	72.2	—		140.98	(1.0)	101.86	(1.0)

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
U.S.	76.2%	0.3%	pts.	$148.70	0.3%	$113.36	0.7%
Americas (excluding U.S.)	70.5	0.3		122.13	0.6	86.15	1.0
Europe	77.5	1.2		139.97	1.4	108.46	3.0
Middle East & Africa	73.8	1.9		144.66	(5.5)	106.70	(3.0)
Asia Pacific	72.4	0.6		123.72	(1.8)	89.58	(0.9)
System-wide	75.7	0.5		144.79	0.1	109.65	0.8

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Waldorf Astoria Hotels & Resorts	72.6%	1.1%	pts.	$366.03	2.2%	$265.81	3.8%
Conrad Hotels & Resorts	74.1	(1.3)		264.15	(5.0)	195.86	(6.7)
Hilton Hotels & Resorts	74.3	0.1		168.37	(0.7)	125.06	(0.5)
Curio Collection by Hilton	70.1	(0.2)		200.97	(1.1)	140.87	(1.4)
DoubleTree by Hilton	71.4	(0.1)		128.76	(1.4)	91.98	(1.5)
Embassy Suites by Hilton	74.3	(0.3)		157.23	(0.2)	116.86	(0.5)
Hilton Garden Inn	71.9	0.2		128.27	(1.6)	92.24	(1.4)
Hampton by Hilton	69.7	(0.1)		116.82	(1.2)	81.40	(1.4)
Tru by Hilton	69.1	4.5		99.19	1.6	68.59	8.7
Homewood Suites by Hilton	76.4	0.2		135.32	(1.2)	103.32	(0.9)
Home2 Suites by Hilton	73.5	1.5		113.13	(0.8)	83.10	1.2
System-wide	72.2	—		140.98	(1.0)	101.86	(1.0)

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Waldorf Astoria Hotels & Resorts	71.6%	0.9%	pts.	$373.01	2.3%	$266.90	3.6%
Conrad Hotels & Resorts	75.3	2.0		267.26	(1.5)	201.13	1.2
Hilton Hotels & Resorts	76.5	0.4		172.01	0.6	131.67	1.1
Curio Collection by Hilton	72.1	(0.7)		208.19	1.7	150.03	0.6
DoubleTree by Hilton	74.4	0.2		131.32	(0.5)	97.73	(0.2)
Embassy Suites by Hilton	78.3	0.4		163.57	0.6	128.13	1.2
Hilton Garden Inn	75.8	0.5		131.76	(0.3)	99.89	0.4
Hampton by Hilton	74.0	0.4		121.82	(0.1)	90.21	0.4
Tru by Hilton	70.9	3.7		106.29	2.7	75.35	8.3
Homewood Suites by Hilton	80.5	0.4		140.29	—	112.87	0.5
Home2 Suites by Hilton	78.6	2.7		117.08	0.4	92.03	3.9
System-wide	75.7	0.5		144.79	0.1	109.65	0.8

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Management and franchise	72.1%	—%	pts.	$139.77	(1.1)%	$100.82	(1.0)%
Ownership(1)	77.6	(0.1)		190.66	0.2	147.87	—
System-wide	72.2	—		140.98	(1.0)	101.86	(1.0)

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Management and franchise	75.7%	0.5%	pts.	$143.75	0.1%	$108.78	0.7%
Ownership(1)	78.3	0.2		189.40	2.5	148.36	2.8
System-wide	75.7	0.5		144.79	0.1	109.65	0.8
____________
(1)Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of December 31, 2019

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	14	5,965	—	—	14	5,965
Americas (excluding U.S.)	—	—	2	257	—	—	2	257
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	5	1,224	—	—	5	1,224
Asia Pacific	—	—	5	1,014	—	—	5	1,014
LXR Hotels & Resorts
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	307	—	—	1	307
Middle East & Africa	—	—	—	—	1	234	1	234
Conrad Hotels & Resorts
U.S.	—	—	6	2,211	1	228	7	2,439
Americas (excluding U.S.)	—	—	2	402	—	—	2	402
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	21	6,129	1	654	23	6,947
Canopy by Hilton
U.S.	—	—	—	—	8	1,312	8	1,312
Europe	—	—	—	—	2	263	2	263
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	2	329	—	—	2	329
Hilton Hotels & Resorts
U.S.	—	—	64	47,088	178	54,792	242	101,880
Americas (excluding U.S.)	1	405	26	9,455	21	7,096	48	16,956
Europe	50	13,919	43	14,246	42	11,355	135	39,520
Middle East & Africa	5	1,998	42	13,482	3	1,609	50	17,089
Asia Pacific	5	2,994	97	35,341	7	2,599	109	40,934
Curio Collection by Hilton
U.S.	—	—	6	2,485	44	8,805	50	11,290
Americas (excluding U.S.)	—	—	2	99	9	1,213	11	1,312
Europe	—	—	5	520	15	1,694	20	2,214
Middle East & Africa	—	—	3	445	1	356	4	801
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	32	10,864	328	76,207	360	87,071
Americas (excluding U.S.)	—	—	2	306	31	6,192	33	6,498
Europe	—	—	13	3,349	97	16,434	110	19,783
Middle East & Africa	—	—	12	3,164	6	718	18	3,882
Asia Pacific	—	—	63	17,439	3	1,072	66	18,511
Tapestry Collection by Hilton
U.S.	—	—	—	—	29	3,966	29	3,966
Americas (excluding U.S.)	—	—	—	—	2	190	2	190
Embassy Suites by Hilton
U.S.	—	—	42	11,115	207	46,594	249	57,709
Americas (excluding U.S.)	—	—	3	667	5	1,336	8	2,003
Hilton Garden Inn
U.S.	—	—	4	425	682	94,423	686	94,848
Americas (excluding U.S.)	—	—	11	1,561	42	6,533	53	8,094
Europe	—	—	21	3,940	55	9,181	76	13,121
Middle East & Africa	—	—	15	3,272	2	271	17	3,543
Asia Pacific	—	—	30	6,480	—	—	30	6,480
Hampton by Hilton
U.S.	—	—	38	4,697	2,193	215,477	2,231	220,174
Americas (excluding U.S.)	—	—	13	1,685	101	12,182	114	13,867
Europe	—	—	18	2,956	69	10,710	87	13,666
Middle East & Africa	—	—	3	723	—	—	3	723
Asia Pacific	—	—	—	—	109	18,503	109	18,503
Tru by Hilton
U.S.	—	—	—	—	115	11,113	115	11,113
Americas (excluding U.S.)	—	—	—	—	1	90	1	90
Homewood Suites by Hilton
U.S.	—	—	12	1,240	468	53,442	480	54,682
Americas (excluding U.S.)	—	—	3	406	22	2,457	25	2,863
Home2 Suites by Hilton
U.S.	—	—	3	313	374	39,307	377	39,620
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Other	—	—	4	1,995	3	1,007	7	3,002
Hotels	65	20,557	703	221,615	5,287	720,692	6,055	962,864
Hilton Grand Vacations	—	—	—	—	55	8,916	55	8,916
Total	65	20,557	703	221,615	5,342	729,608	6,110	971,780
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2019	2018	$	%
Capital expenditures for property and equipment(1)	$15	$21	(6)	(28.6)
Capitalized software costs(2)	45	25	20	80.0
Total capital expenditures	60	46	14	30.4
Contract acquisition costs	41	21	20	95.2
Total capital expenditures and contract acquisition costs	$101	$67	34	50.7

	Year Ended
	December 31,		Increase / (Decrease)
	2019	2018	$	%
Capital expenditures for property and equipment(1)	$81	$72	9	12.5
Capitalized software costs(2)	124	87	37	42.5
Total capital expenditures	205	159	46	28.9
Contract acquisition costs	90	103	(13)	(12.6)
Total capital expenditures and contract acquisition costs	$295	$262	33	12.6
____________
(1)Includes expenditures for hotels, corporate and other property and equipment, of which $8 million and $6 million were indirectly reimbursed by hotel owners for the three months ended December 31, 2019 and 2018, respectively, and $17 million and $14 million were indirectly reimbursed for the years ended December 31, 2019 and 2018, respectively. Excludes expenditures for furniture, fixtures and equipment ("FF&E") replacement reserves of $17 million and $11 million for the three months ended December 31, 2019 and 2018, respectively, and $59 million and $50 million for the years ended December 31, 2019 and 2018, respectively.
(2)Includes $36 million and $18 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended December 31, 2019 and 2018, respectively, and $100 million and $65 million for the years ended December 31, 2019 and 2018, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income attributable to Hilton stockholders, as reported	$175	$224	$881	$764
Diluted EPS, as reported	$0.61	$0.75	$3.04	$2.50
Special items:
Net other expenses from managed and franchised properties	$56	$39	$77	$85
Purchase accounting amortization(1)	50	51	202	204
FF&E replacement reserves	17	11	59	50
Asset dispositions(2)	1	—	(78)	4
Financing transactions(3)	—	3	11	10
Tax-related adjustments(4)	—	(20)	—	21
Other adjustments(5)	17	2	29	(10)
Total special items before tax	141	86	300	364
Income tax expense on special items	(32)	(29)	(52)	(87)
Total special items after tax	$109	$57	$248	$277

Net income, adjusted for special items	$284	$281	$1,129	$1,041
Diluted EPS, adjusted for special items	$1.00	$0.94	$3.90	$3.42
____________
(1)Represents the amortization of intangible assets that were recorded at fair value in October 2007 when the Company became a wholly owned subsidiary of affiliates of The Blackstone Group Inc. (formerly known as The Blackstone Group L.P.) (the "Merger").
(2)Includes severance costs related to the 2015 sale of the Waldorf Astoria New York that were recognized in general and administrative expenses. The year ended December 31, 2019 also includes the gain on sale of the Hilton Odawara, which was recognized in gain on sale of assets, net.
(3)Includes expenses recognized in connection with the refinancings and repayments of the senior secured credit facilities during the respective periods that were included in other non-operating income, net.
(4)Includes adjustments to the provisional amount recognized in relation to the Tax Cuts and Jobs Act enacted in December 2017, as well as deferred tax expense recognized in connection with a distribution of stock out of one of Hilton's controlled foreign corporations. These adjustments did not have a significant effect on cash paid for taxes in the periods presented.
(5)The three months and year ended December 31, 2019 include impairment losses recognized in other expenses, estimated settlement costs related to the contract termination of a previously operated hotel recognized in general and administrative expenses and a gain recognized in other non-operating income, net in connection with a reimbursement for taxes owed related to the previous sale of a hotel. The year ended December 31, 2019 also includes a loss on the disposal of a real estate investment recognized in other non-operating income, net. The year ended December 31, 2018 includes a gain on the early repayment of a loan Hilton issued that financed the construction of a hotel that Hilton manages and a gain on the refinancing of that loan, which were recognized in other non-operating income, net.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$176	$225	$886	$769
Interest expense	110	94	414	371
Income tax expense	67	41	358	309
Depreciation and amortization	90	83	346	325
EBITDA	443	443	2,004	1,774
Gain on sale of assets, net	—	—	(81)	—
Loss on foreign currency transactions	6	4	2	11
FF&E replacement reserves	17	11	59	50
Share-based compensation expense	31	24	154	127
Amortization of contract acquisition costs	8	7	29	27
Net other expenses from managed and franchised properties	56	39	77	85
Other adjustment items(1)	25	16	64	27
Adjusted EBITDA	$586	$544	$2,308	$2,101
____________
(1)For the three months and year ended December 31, 2019 includes impairment losses and, for all periods, includes expenses recognized in connection with the refinancings and repayments of the senior secured credit facilities, severance and other items.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Total revenues, as reported	$2,369	$2,288	$9,452	$8,906
Add: amortization of contract acquisition costs	8	7	29	27
Less: other revenues from managed and franchised properties	(1,423)	(1,345)	(5,686)	(5,238)
Total revenues, as adjusted	$954	$950	$3,795	$3,695

Adjusted EBITDA	$586	$544	$2,308	$2,101

Adjusted EBITDA margin	61.4%	57.3%	60.8%	56.9%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	December 31,
	2019	2018
Long-term debt, including current maturities	$7,993	$7,282
Add: unamortized deferred financing costs and discount	83	79
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	8,076	7,361
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	2	15
Less: cash and cash equivalents	(538)	(403)
Less: restricted cash and cash equivalents	(92)	(81)
Net debt	$7,448	$6,892

Adjusted EBITDA	$2,308	$2,101

Net debt to Adjusted EBITDA ratio	3.2	3.3

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2020
(unaudited, in millions, except per share data)

	Three Months Ending
	March 31, 2020
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$191	$206
Diluted EPS, before special items(1)	$0.67	$0.73
Special items:
Purchase accounting amortization	$49	$49
FF&E replacement reserves	19	19
Total special items before tax	68	68
Income tax expense on special items	(17)	(17)
Total special items after tax	$51	$51

Net income, adjusted for special items	$242	$257
Diluted EPS, adjusted for special items(1)	$0.85	$0.91

	Year Ending
	December 31, 2020
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$974	$1,010
Diluted EPS, before special items(1)	$3.45	$3.58
Special items:
Purchase accounting amortization	$173	$173
FF&E replacement reserves	66	66
Total special items before tax	239	239
Income tax expense on special items	(60)	(60)
Total special items after tax	$179	$179

Net income, adjusted for special items	$1,153	$1,189
Diluted EPS, adjusted for special items(1)	$4.08	$4.21
____________
(1)Does not include the effect of potential share repurchases.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2020
(unaudited, in millions)

	Three Months Ending
	March 31, 2020
	Low Case	High Case
Net income	$192	$207
Interest expense	104	104
Income tax expense	67	73
Depreciation and amortization	95	95
EBITDA	458	479
FF&E replacement reserves	19	19
Share-based compensation expense	34	34
Amortization of contract acquisition costs	6	6
Other adjustment items(1)	3	2
Adjusted EBITDA	$520	$540

	Year Ending
	December 31, 2020
	Low Case	High Case
Net income	$979	$1,015
Interest expense	439	439
Income tax expense	390	405
Depreciation and amortization	347	347
EBITDA	2,155	2,206
FF&E replacement reserves	66	66
Share-based compensation expense	155	155
Amortization of contract acquisition costs	29	29
Other adjustment items(1)	15	14
Adjusted EBITDA	$2,420	$2,470
____________
(1)Includes adjustments for severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Net Income and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Beginning with the first quarter of 2019, the Company modified the definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, as previously calculated, to exclude: (i) FF&E replacement reserves required under certain lease agreements and (ii) the amortization of intangible assets that were recorded at their fair value at the time of the Merger.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) FF&E replacement reserves; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves to be consistent with the treatment of FF&E for owned hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items that are not core to the Company's operations and are not reflective of the Company's performance. The Company does not include a future estimate of the net effect of cost reimbursement revenues and reimbursed expenses within the Company's outlook.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 6,055 hotels in the Company's system as of December 31, 2019, 4,556 hotels were classified as comparable hotels. The 1,499 non-comparable hotels included 255 hotels, or approximately four percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis, and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months and year ended December 31, 2019 and 2018 use the exchange rates for the three months and year ended December 31, 2019, respectively.